EXHIBIT 23.3


              CONSENT OF BLICK ROTHENBERG, INDEPENDENT ACCOUNTANTS


                                                                 2 June 2003

Dear Sirs:

ECI Telecom (UK) Limited

We consent to the incorporation by reference in the registration statements on Form S-8 of ECI Telecom Ltd pertaining to the ECI Telecom Ltd Employee Share Purchase Plan and ECI Telecom Ltd US Employee Share Purchase Plan and the registration statements on Form S-8 (No.s 333-103669, 333-12868, 333-9860,
333-10078, 33-75904, 33-74150, 33-49984, 33-31411 and 33-26117) of ECI Telecom
Ltd of our report dated 27 January 2003 with respect to the financial statements of ECI Telecom Ltd as at 31 December 2002, incorporated by reference into ECI Telecom Ltd's current report on Form 8-K.

           Yours faithfully,

           /s/ Blick Rothenberg